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                                                                    Exhibit 3.79

                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                         FIRST BRANDYWINE PARTNERS L.P.

         This Agreement of Limited Partnership of First Brandywine Partners L.P., a Delaware limited partnership (this "Agreement"), is entered into by and among First Brandywine Management Del. Corp., a Delaware corporation, as general partner (the "General Partner"), and First Brandywine Investment Corp. II, a Delaware corporation, as limited partner (the "Limited Partner"). The General Partner and the Limited Partner are referred to collectively as the "Partners", and the terms "General Partner" and "Limited Partner" shall refer also to additional general partners and limited partners, respectively, as may become parties to this Agreement.

         The General Partner and the Limited Partner hereby form a limited partnership pursuant to and in accordance with the Delaware Revised Uniform Limited Partnership Act, as amended from time to time (the "Act"), and hereby agree as follows:

         1. Name. The name of the limited partnership formed hereby is First Brandywine Partners L.P. (the "Partnership").

         2. Purpose. The Partnership is formed for the object and purpose of engaging in any lawful act or activity for which limited partnerships may be formed under the laws of Delaware.

         3. Registered Office. The registered office of the Partnership in the State of Delaware is 1201 Market Street, Suite 1700, Wilmington, County of New Castle, Delaware 19801.


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         4. Registered Agent. The registered agent of the Partnership at the address of the registered office is Delaware Incorporators & Registration Service, Inc.

         5. Partners. The names and mailing addresses of the General Partner and the Limited Partner are as follows:

                           General Partner

                                    First Brandywine Management Del. Corp.
                                    1105 North Market Street
                                    Suite 1250
                                    Wilmington, Delaware  19801

                           Limited Partner

                                    First Brandywine Investment Corp. II
                                    1105 North Market Street
                                    Suite 1250
                                    Wilmington, Delaware  19801

         6. Powers. The powers of the General Partner include all powers, statutory and otherwise, possessed by general partners under the laws of the State of Delaware.

         7. Dissolution. The Partnership shall dissolve, and its affairs shall be wound up, at such time as (a) all of the partners of the Partnership approve in writing, (b) an event of withdrawal of a general partner has occurred under the Act, or (c) an entry of a decree of judicial dissolution has occurred under
Section 17-802 of the Act; provided, however, the Partnership shall not be dissolved or required to be wound up upon an event of withdrawal of a general partner described in Section 7(b) hereof if (i) at the time of such event of withdrawal, there is at least one other general partner of the Partnership who carries on the business of the Partnership (any remaining general partner being hereby authorized to carry on the business of the Partnership), or (ii) within ninety days after the occurrence of such event of withdrawal, all remaining partners agree in writing to continue the business of the Partnership and to the appointment, effective as of the event of withdrawal, of one or more additional general partners of the Partnership.

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         8. Capital Contributions. On or before October 31, 1998, the Partners of the Partnership shall contribute cash and property to the Partnership in the amounts and of the type set forth across from each such partner's name below:

                                                           Cash/Property
                                                           -------------
         General Partner:

             First Brandywine Management Del. Corp.            $5.00

         Limited Partner:

             First Brandywine Investment Corp. II             $95.00


         9. Additional Contributions. No partner of the Partnership is required to make any additional capital contribution to the Partnership.

         10. Allocation of Profits and Losses and Distributions. The Partnership's profits and losses shall be allocated and all distributions made to the Partners of the Partnership based upon the percentage set forth across from each partner's name below:

         General Partner:

             First Brandywine Management Del. Corp.              5 percent

         Limited Partner:

              First Brandywine Investment Corp. II              95 percent

         The Limited Partnership may issue certificates evidencing each Partner's ownership interest in the Limited Partnership. The total capital of the limited partnership shall be represented by 100 limited partnership units ("Units"). The Units represented on such certificates shall be proportionate to the relative percentages of profits and losses borne by the respective Partners.

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         11. Assignments.

             (a) The Limited Partner may assign all or any part of its interest in the Partnership and may withdraw from the Partnership only with the consent of the General Partner.

             (b) The General Partner may assign all or part of its partnership interest in the Partnership and may withdraw from the Partnership without the consent of the Limited Partner; provided that the General Partner shall give 30 days notice to the Partnership of such withdrawal.

         12. Withdrawal. Except to the extent set forth in Section 11, no right is given to any partner of the Partnership to withdraw from the Partnership.

         13. Admission of Additional or Substitute Members.

             (a) One or more additional or substitute limited partners of the Partnership may be admitted to the Partnership only with the consent of the General Partner.

             (b) One or more additional or substitute general partners of the Partnership may be admitted to the Partnership only with the consent of the General Partner or, in the event of more than one general partner, only with the consent of a majority of the general partners.

         14. Status of Limited Partner.

             (a) The Limited Partner shall not participate in the management or control of the Partnership's business, nor shall it transact any business for the Partnership, nor shall it have the power to act for or bind the Partnership, such powers being vested solely and exclusively in the General Partner.

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             (b) No Limited Partner shall have any personal liability whatever, whether to the Partnership, to any of the Partners or to the creditors of the Partnership, for the debts of the Partnership or any of its losses except to the extent provided in the Act.

         15. Authority of General Partner.

             (a) The General Partner shall have exclusive authority to manage and control the business and affairs of the Partnership. Pursuant to the foregoing, the General Partner shall have all of the rights and powers of a general partner as provided in the Act and as otherwise provided by law, and any action taken by the General Partner shall constitute the act of and serve to bind the Partnership. In dealing with the General Partner acting on behalf of the Partnership, no person shall be required to inquire into the authority of such Partner to bind the Partnership.

             (b) The General Partner shall devote such time to the Partnership business as it, in its sole discretion, shall deem to be necessary to manage and supervise the Partnership business and affairs; but nothing in this Agreement shall preclude the employment, at the expense of the Partnership, of any agent or third party to manage or provide other services in respect of the Partnership property subject to the control of the General Partner.

             (c) Neither the General Partner nor any officer, director or employee of the General Partner shall be liable, responsible, or accountable in damages or otherwise to the Partnership or any Partner for any act or failure to act on behalf of the Partnership within the scope of the authority conferred on the General Partner by this Agreement or by law unless such act or omission was performed or omitted fraudulently or in bad faith or constituted wanton and willful misconduct or gross negligence.

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             (d) The Partnership shall indemnify and hold harmless the General
Partner, each officer, director and employee of the General Partner, and the agents of each of them (each an "Indemnified Party"), from and against any loss, expense, damage or injury suffered or sustained by such person by reason of any act or omission arising out of his activities on behalf of the Partnership or in furtherance of the interests of the Partnership, including, but not limited to, any judgment, award, settlement, reasonable attorney's fees, and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding, or claim and including any payments made by the General Partner to any of its officers, directors or employees pursuant to an indemnification agreement no broader than this section; provided that the act, omission, or alleged act or omission upon which such actual or threatened action, proceeding or claim is based was not performed or omitted fraudulently or in bad faith or as a result of wanton and willful misconduct or gross negligence by such Indemnified Party.

         16. Power of Attorney.

             (a) The Partners, jointly and severally, hereby irrevocably constitute and appoint the General Partner, with full power of substitution, their true and lawful attorney-in-fact in their name, place and stead to make, execute, sign and acknowledge, record and file, on behalf of them and on behalf of the Partnership, the following:

                 (i) a Certificate of Limited Partnership and any other certificates or instruments which may be required to be filed by the Partnership or the Partners under the laws of the State of Delaware and any other jurisdiction whose laws may be applicable; and

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                 (ii) any and all such other instruments as may be deemed
necessary or desirable by the General Partner to carry out fully the provisions of this Agreement in accordance with its terms.

         17. Books of Account, Records and Reports.

             (a) Proper and complete records and books of account shall be kept by the General Partner in which shall be entered all matters relative to the Partnership's business as are usually entered into records and books of account maintained by persons engaged in businesses of a like character. The Partnership books and records shall be kept on the accrual basis in accordance with generally accepted accounting principles, consistently applied. The books and records shall be open to the reasonable inspection and examination of the Partners or their duly authorized representatives during reasonable business hours.

             (b) No later than 120 days after the end of each fiscal year of the Partnership, which shall be designated by the General Partner, the General Partner shall furnish to the Limited Partner a report of the business and operations of the Partnership during such year, which report shall constitute the accounting of the General Partner for such year. Such report shall contain a copy of the annual financial statement of the Partnership showing the Partnership's profit or loss for the year and the allocation thereof among the holders of the limited partnership units. The statement shall have been audited by the Partnership's independent public accountants and shall otherwise be in such form and have such content as the General Partner deems proper.

         18. Miscellaneous. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

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         19. Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of Delaware, all rights and remedies being governed by said laws.

         THE UNDERSIGNED, intending to be legally bound hereby, have duly executed this Agreement of Limited Partnership as of the 31st day of October, 1998.

                             GENERAL PARTNER:
                             First Brandywine Management Del. Corp.,
                             a Delaware corporation


                             BY: _______________________________
                                 Gordon W. Stewart
                                 Secretary

                             LIMITED PARTNER:
                             First Brandywine Investment Corp. II,
                             a Delaware corporation


                             BY: _______________________________
                                 Gordon W. Stewart
                                 Secretary

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